EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 11, 2006, except for the second paragraph of Note 1 and Note 16 as to which the date is March 9, 2006, with respect to the consolidated financial statements of Nextera Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

June 21, 2006
Boston, MA